[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.1

AMENDMENT NO. 1

TO SUPPLY AGREEMENT

This Amendment No. 1, (“Amendment No. 1”) effective as of June 23, 2022 (the “Effective Date”) amends that certain Supply Agreement having an effective date of July 1, 2021 (the “Agreement”) by and between the parties hereto (each a “Party” and collectively the “Parties”).

WHEREAS, pursuant to the Agreement, Biological E. Limited (“Customer”) ordered, and Dynavax Technologies Corporation (“Dynavax”) delivered and/or shipped certain quantities of Dynavax Adjuvant to Customer;

WHEREAS, the Agreement specifies invoicing and payment terms for the deliveries of Dynavax Adjuvant to Customer; and

WHEREAS, the Parties now wish to amend the Agreement in order to establish a payment schedule for certain past due and current amounts receivable for deliveries of Dynavax Adjuvant pertaining to (i) the CEPI allocation, as defined in Annex A of the Agreement and (ii) certain Non- CEPI allocated materials, each as set forth herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Section 6.2 of the Agreement is hereby amended by adding the following and making it an integral part thereof:

“The Parties acknowledge that of such CEPI allocation, the payment for [*] remains outstanding for a total of [*], of which [*] past due (the “Past Due CEPI Allocation Payment”) and [*] current (the “Current CEPI Allocation Payment”) (the Current CEPI Allocation Payment together with the Past Due CEPI Allocation Payment, the “Remaining CEPI Allocation Payment”), as outlined in more detail in Exhibit A to this Amendment No. 1. Customer shall pay in full the invoices for the Remaining CEPI Allocation Payment upon the earlier of (i) [*] working days from [*]; or (ii) [*]; In addition, as of the Effective Date of this Amendment No. 1, certain amounts past due not pertaining to CEPI allocations shall be due and payable as set forth in Exhibit A, specifically, after taking account of the application of [*] already received by Dynavax, [*] (the “Non-CEPI Payments”) shall be paid on or before [*]. Notwithstanding the above, the Parties further agree that to the extent Customer fails to timely remit (i) the Remaining CEPI Allocation Payment and the Non-CEPI Payments in accordance with the terms of this Amendment No. 1 or (ii) any payment for future deliveries of Dxnavax Adjuvant in accordance with the terms of the Agreement; then the payment terms of the Agreement (including late payment provisions set forth in Section 6.6 with such interest accruing from the original pre- Amendment No. 1 due dates) shall apply to Customer’s payment obligations for the unpaid portions of the Remaining CEPI Allocation Payment and Non-CEPI Payments.

2.
Section 7.3 of the Agreement is hereby amended by adding a subsection (c) as follows:

“as of the Effective Date of Amendment No. 1, Customer has not [*] corresponding to [*] relating to [*] as set forth on Exhibit A to Amendment No. 1.”

3.
The Parties hereby agree to participate in semimonthly meetings beginning in June 2022 (the “Review Meetings”), with the time and date of such Review Meetings to be mutually agreed between the Parties. The Review Meetings will continue so long as Customer continues to order and Dynavax continues to deliver and/or ship quantities of Dynavax Adjuvant to Customer. At the Review Meetings, the Parties will discuss and exchange information related to the Orders and the confirmation of payments from Customer and third parties for the Dynavax Adjuvant.

4.
Except as provided in this Amendment No. 1, capitalized terms used in this Amendment No. 1 that are not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

5.
This Amendment No. 1 embodies the entire agreement between the Parties with respect to its subject matter. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment No. 1, the provisions of this Amendment No. 1 shall control.

6.
Unless expressly amended by this Amendment No. 1, all other terms of the Agreement remain in full force and effect, including, without limitation, the invoicing and payment terms for deliveries of Dynavax Adjuvant to Customer after the Effective Date of this Amendment No. 1.

7.
This Amendment No. 1 may be executed in one or more counterparts, each of which is deemed an original, but both of which together shall constitute one and the same instrument.

8.
IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Dynavax Technologies Corporation Biological E. Limited

By: /s/ David Novack By: /s/ Mahima Datla

Title: President and COO Title: Managing Director

Date: 6/30/2022 Date: 29-Jun-2022

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit A

Payment Schedule for Certain Outstanding and Current Accounts Receivable

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.